UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 22, 2006

Toll Brothers, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09186 (Commission File Number)	23-2416878 (IRS Employer Identification No.)

250 Gibraltar Road, Horsham, PA (Address of Principal Executive Offices)	19044 (Zip Code)

Registrant’s telephone number, including area code: (215) 938-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 22, 2006, Toll Brothers, Inc. issued a press release which contained Toll Brothers, Inc.’s results of operations for its nine-month and three-month periods ended July 31, 2006, a copy of which release is attached hereto as Exhibit 99.1 to this report.

The information hereunder shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 7.01.	REGULATION FD DISCLOSURE

On August 22, 2006, Toll Brothers, Inc. will host a conference call for investors to discuss the results of operations for its nine-month and three-month periods ended July 31, 2006, and to discuss the expected results of operations for the quarter and fiscal year ending October 31, 2006. The Company also intends to give a brief overview of expected deliveries and the average delivered price of its traditional homes and expected percentage of completion revenues for the quarter ending January 31, 2007 and for the fiscal year ending October 31, 2007. A summary of the guidance to be given is attached hereto as Exhibit 99.2 to this report.

The information hereunder shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c). Exhibits.

The following Exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Item

99.1*	Press release of Toll Brothers, Inc. dated August 22, 2006 announcing its financial results for the nine-month and three-month periods ended July 31, 2006.

99.2*

Outline of guidance to be given by Toll Brothers, Inc. on its conference call of August 22, 2006 related to the expected results of operations for the quarter and fiscal year ending October 31, 2006 and its overview on deliveries and revenues related to the quarter ending January 31, 2007 and for the fiscal year ending October 31, 2007.

* Filed electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.
Dated: August 22, 2006	By:	Joseph R. Sicree

Joseph R. Sicree Senior Vice President, Chief Accounting Officer